EXHIBIT 99.1

SEVERANCE BENEFITS AGREEMENT

     THIS SEVERANCE BENEFITS AGREEMENT ("Agreement") is entered into as of the 1st day of November, 2004 by and between CAREERSTAFF UNLIMITED, INC., a Delaware corporation ("Employer") and RICHARD L. PERANTON ("Employee") with reference to the following facts:

     A.     Employer currently employs Employee as its President to provide services to Employer. Employer is a wholly-owned subsidiary of SHG Services, Inc., a Delaware corporation that is itself a wholly-owned subsidiary of Sun Healthcare Group, Inc., a Delaware corporation ("Parent", which corporation is referred to herein, collectively with its various direct and indirect subsidiaries, as "Sun").

     B.     Employer has determined that it is in its best interests to continue to engage Employee and therefore desires to induce Employee to remain an employee of Employer.

NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, Employer and Employee agree as follows:

I.     SEVERANCE BENEFITS.

In the event of a Qualifying Termination as defined in Section II, Employee shall be entitled to the severance benefits described below upon execution of Employer's then standard separation agreement and mutual release (the "Release"). Payment of the severance benefits shall be made in accordance with applicable waiting periods set forth in the Release measured from the effective date of the Qualifying Termination.

A. Cash Payments.

The following cash payments shall be made to Employee following the Qualifying termination:

1. Lump Sum Severance Payment.

Employee shall be entitled to a lump sum severance payment in an amount equal to one hundred percent (100%) of his annual base salary, at the rate then in effect, less applicable federal and state tax withholding and any other deductions required by law or otherwise authorized by Employee.

2.     Earned Salary; Reimbursable Expenses. Employer shall pay Employee the full amount of any earned but unpaid salary through the date of such termination, plus a cash payment (calculated on the basis of Employee's salary at the rate then in effect) for all unused vacation that Employee has earned as of the date of such termination, together with a cash payment for any unreimbursed expenses.

B.     Health Care Coverage. Employee and Employee's eligible dependents shall be entitled to continued coverage under Employer's health insurance plans on the same basis as active employees until the earlier of (1) the last day of the twelfth month to commence on or after the date of termination; or (2) the date Employee or Employee's eligible dependents become eligible to participate in a plan of a successor employer.

C.     Other Plans. Except as expressly provided to the contrary in Section I.B, upon any termination of employment, including without limitation a Qualifying Termination, Employee's right to participate in any retirement or benefits plans and perquisites shall cease as of the date of termination.

II.     QUALIFYING TERMINATION.

Employee will have incurred a Qualifying Termination for purposes of this Agreement if either of the following events occurs during the term of Employee's employment.

A. Termination by Employer. Any termination of Employee's employment by Employer other than for "Good Cause" or "Disability" (as each such term is defined in Section IV, below); or,

B.     Termination by Employee. Employee's termination of his employment with Employer for "Good Reason" within one (1) year after the occurrence of a "Change in Control" (as each such term is defined in Section IV below).

III     EFFECT OF NON-QUALIFYING TERMINATIONS.

If Employee's employment with Employer terminates for any reason other than a Qualifying Termination, Employer shall pay Employee the full amount of any earned but unpaid salary through the date of such termination, plus a cash payment (calculated on the basis of Employee's salary at the rate then in effect) for all unused paid time off which Employee has earned as of the date of such termination and a cash payment for any unreimbursed expenses. As of the date of such termination, Employee shall immediately relinquish the right to any additional payments of benefits from Employer under this Agreement or otherwise. Employee's right to participate in any retirement or benefits plans and perquisites shall cease as of the date of termination. Employee and Employee's eligible dependents may elect to continue coverage under COBRA of any health, dental and vision plans in effect at the time.

IV.     DEFINITIONS.

The following capitalized terms shall have the meanings specified below:

A. "Good Cause" shall mean any one of the following:

(1)

Any criminal conviction of the Employee under the laws of the United States or any state or other political subdivision thereof which, in the good faith determination of the Chief Executive Officer of Parent (the "CEO"), renders Employee unsuitable as an employee or legal representative of Employer and/or Sun.

(2)

Employee's continued failure substantially to perform the duties reasonably requested by the CEO and commensurate with Employee's position and within Employee's control as President of CSUI (other than any such failure resulting from Employee's incapacity due to Employee's Disability) after a written demand for substantial performance is delivered to Employee by the CEO, which demand specifically identifies the manner in which the CEO believes that Employee has not substantially performed his duties, and which performance is not substantially corrected by Employee within thirty (30) days of receipt of such demand; and

(3)

Any material workplace misconduct or willful failure by Employee to comply with Employer's and Sun's general policies and procedures as they may exist from time to time which, in the good faith determination of the CEO, renders Employee unsuitable as an employee or legal representative of Employer and/or Sun.

B. "Change in Control" shall mean the occurrence of any one or more of the following events:

(1)

Any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities and Exchange Act of 1934, as amended (the "1934 Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of Sun or Employer (an "Acquiring Person"), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of more than 33 1/3% of the then outstanding voting stock of Employer or Parent;

(2)

A merger or consolidation of Employer or Parent with any other corporation, other than a merger or consolidation which would result in the voting securities of Parent outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the

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surviving entity) at least 50.1% of the combined voting power of the voting securities of Parent or surviving entity outstanding immediately after such merger or consolidation;

(3)	A sale or other disposition by Employer or Parent of all or substantially all of Employer's assets;

(4)

During any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of Parent and any new director (other than a director who is a representative or nominee of an Acquiring Person) whose election by the Board of Directors or nomination for election by Parent's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination was previously so approved, no longer constitute a majority of the Board of Directors of Parent; provided, however, in no event shall any acquisition of securities, a change in the composition of the Board of Directors or a merger or other consolidation pursuant to a plan of reorganization under chapter 11 of the Bankruptcy Code with respect to Parent or Sun ("Chapter 11 Plan"), or a liquidation under the Bankruptcy Code constitute a Change in Control. In addition, notwithstanding Sections 0(B)0, 0(B)(2), 0(B)(3) and 0(B)(4), a Change in Control shall not be deemed to have occurred in the event of a sale, business combination or conveyance in which Parent continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by Sun, or any transaction undertaken for the purpose of reincorporating Parent or Employer under the laws of another jurisdiction, if such reincorporating transaction does not materially affect the beneficial ownership of Parent's or Sun's capital stock. Employee's continued employment without objection following a Change in Control shall not, by itself, constitute consent to or a waiver of rights with respect to any circumstances constituting Good Reason hereunder. A Change in Control shall not, by itself, constitute Good Reason hereunder. A termination of Employee's employment with Sun without Good Cause (other than by reason of Employee's death or Disability) within six (6) months preceding a Change in Control shall be treated as if such termination occurred on the date of such Change in Control if it is reasonably demonstrated that the termination was at the request of the third party who has taken steps reasonably calculated to effect such Change in Control or otherwise arose in connection with or in anticipation of such Change in Control.

C.     "Disability" means Employee's inability to engage in substantial gainful activity by reason of any medically determinable mental or physical impairment which can be expected to result in death or which has lasted or can be expected to last for a period of 120 substantially consecutive calendar days.

D.     "Good Reason" means a resignation of Employee's employment with Sun (or any person succeeding to the assets of Sun or any substantial portion thereof) as a result and within 60 days after the occurrence of any of the following:

(1)

a meaningful and detrimental alteration in Employee's position or the nature of Employee's responsibilities, or a meaningful and detrimental change in Employee's reporting responsibilities or titles, as in effect immediately prior to Employee's delivery of a "Good Reason Notice" (as defined below) to Employer;

(2)

a reduction in Employee's annual base salary as in effect immediately prior to the Employee's delivery of a Good Reason Notice to Employer, a reduction in Employee's target annual bonus (expressed as a percentage of base salary) as in effect immediately prior to the delivery of the Good Reason Notice, or a failure to provide Employee with any other form of compensation or material employment benefit being provided to Employee immediately prior to the circumstances described in the Good Reason Notice (excluding however, any reduction in the amount of any annual bonus or the granting or withholding of incentive compensation (including without limitation options or stock units) but including a reduction to the target amount of the bonus); or

(3)	the relocation of Employee's regular office worksite to a location outside the Dallas-Fort Worth metropolitan area without Employee's prior consent;

Provided, however, that an event described in the clauses above shall not constitute Good Reason unless (A) the existence of the aforementioned circumstance is communicated to Employer and to its successor in writing in a notice delivered within 60 days of the commencement of such circumstance and stating the basis for Employee's allegation that Good Reason exists (the "Good Reason Notice") and (B) the circumstance is not corrected by Employer or such successor in a manner which is reasonably satisfactory to Employee (including full retroactive correction with respect to any monetary matter) within 20 days of Employer's receipt of such written notice from Employee.

V.     PROTECTION OF SUN'S INTERESTS.

In consideration for Employer's promise to pay the benefits described in Section I of this Agreement upon the occurrence of a Qualifying Termination, and without requirement for Employee to receive such benefits if a Qualifying Termination has not occurred, Employee agrees to be fully bound by each of the following covenants:

A.     Confidentiality. Employee agrees that he will not at any time, during or after the term of his employment, except in performance of his obligations to Sun hereunder or with the prior written consent of the President of Employer, directly or indirectly disclose to any person or organization any secret or "Confidential Information" that Employee may learn or have learned by reason of Employee's association with Sun. The term "Confidential Information" means any information not previously disclosed to the public or to the trade by Sun's management with respect to Sun's products, services, business practices, facilities and methods, salary and benefit information, trade secrets and other intellectual property, systems, procedures, manuals, confidential reports, product price lists, pricing information, customer lists, financial information (including revenues, costs or profits associated with any of Sun's products or lines of business), business plans, prospects or opportunities, compliance and clinical processes, policies and procedures.

B.     Exclusive Property. Employee confirms that all Confidential Information is and shall remain the exclusive property of Sun. All business records, papers and documents kept or made by Employee relating to the business of Sun shall be and remain the property of Sun. Upon the termination of Employee's employment for any reason or upon the request of Sun at any time, Employee shall promptly deliver to Sun, and shall not without the consent of the President of Employer, retain copies of, Confidential Information, or any written materials not previously made available to the public, or records and documents made by Employee or coming into Employee's possession concerning the business or affairs of Sun.

C.     Nonsolicitation. Employee shall not, during Employee's employment with Sun, and for twelve (12) months following the termination of that employment, for whatever reason, in any manner induce, attempt to induce, or assist others to induce, or attempt to induce, any employee, agent, representative or other person associated with Sun or any customer, patient or client of Sun to terminate his association or contract with Sun, nor in any manner, directly or indirectly, interfere with the relationship between Sun and any of such persons or entities.

D.     Non-Disparagement. Employee shall not during Employee's employment with Sun and for one year following termination of that employment, for whatever reason, make any statements that are intended to or that would reasonably be expected to harm Sun or any of its subsidiaries or affiliates, their respective predecessors, successors, assigns and employees and their respective

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past, present or future officers, directors, shareholders, employees, trustees, fiduciaries, administrators, agents or representatives.

E.     Relief. Without intending to limit the remedies available to Sun, Employee acknowledges that a breach of any of the covenants in this Section V may result in material irreparable injury to Sun for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, Sun shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining Employee from engaging in activities prohibited by these covenants or such other relief as may be required to specifically enforce any of the covenants set forth in this Section V.

VI.     MISCELLANEOUS.

A.    Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Texas applicable to contracts entered into and performed in such State.

B.     Dispute Resolution; Jurisdiction. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively in arbitration conducted in Dallas, Texas in accordance with the commercial rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Punitive damages shall not be awarded.

C.     Legal Fees and Expenses. Employer shall pay or reimburse Employee on an after-tax basis for all costs and expenses (including, without limitation, court costs and reasonable legal fees and expenses which reflect common practice with respect to the matters involved) incurred by Employee as a result of any claim, action or proceeding (a) contesting, disputing, or enforcing any right, benefits, or obligations under this Agreement, or (b) arising out of or challenging the validity, advisability, or enforceability of this Agreement or any provision thereof; provided, however, that this provision shall not apply if the arbitrator(s) rule in Sun's favor with respect to Employee's claim or position.

D.     Successors; Binding Agreement. This Agreement shall be binding upon and inure to the benefit of Employee (and Employee's personal representatives and heirs), Sun, and any organization that succeeds to substantially all of the business or assets of Sun, or any portion thereof. For the avoidance of any doubt as to such matters, there shall be no termination of Employee's employment for purposes of this Agreement if Employee shall continue to be employed or engaged by any person or entity that purchases or otherwise succeeds to the assets of Sun (or any portion thereof). This Agreement shall inure to the benefit of and be enforceable by Sun's and the Employer's successors and assigns and by

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Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If Employee should die while any amount would still be payable to Employee hereunder if Employee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee, or other designee or, if there is no such designee, to Employee's estate.

E. Effectiveness and Term. On execution by Employer and Employee, this Agreement shall be effective and shall continue so long as Employee remains employed by Sun.

F.     Prior Severance Benefits Agreement. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and any prior agreement, arrangement or understanding between Employee and Employer, relating to or in connection with the possible payment of severance to Employee upon termination of his employment, is hereby terminated and superseded its entirety by this Agreement.

G.     Notices. For purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

If to Employer:

CareerStaff Unlimited, Inc.
c/o Sun HealthCare Group, Inc.
Attention: General Counsel
18831 Von Karman Avenue, Ste 400
Irvine, California 92612

If to Employee:

Mr. Richard L. Peranton
5301 Kensington Court
Flower Mound, Texas 75022

H.     Amendments, Waivers, Etc. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

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I.     Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

J. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

K.     Source of Payments. Except as expressly provided herein, all payments provided under this Agreement shall be paid in cash from the general funds of Employer and no special or separate fund shall be established, and no other segregation of assets made, to assure payment. Employee will have no right, title, or interest whatsoever in or to any investments that Employer may make to aid in it meeting its obligations hereunder. To the extent that any person acquires a right to receive payments from Employer hereunder, such right shall be not greater than the right of an unsecured creditor.

L. Headings. The headings contained in this Agreement are intended solely for convenience of reference and shall not affect the rights of the parties to this Agreement.

M.     Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the matters covered hereby and supersedes all prior agreements and understandings of the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

"Employer"

CAREERSTAFF UNLIMITED, INC.
a Delaware corporation

By:  /s/ Steven A. Roseman
    Steven A. Roseman, Vice President

"Employee"

 /s/ Richard L. Peranton
RICHARD L. PERANTON

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